EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference of our report dated June 23, 2005 on The Shaw Group Inc. 401(k) Plan for Certain Hourly Employees’ (the “Plan”) financial statements as of December 31, 2004 and for the year ended December 31, 2004 included in this 2004 Annual Report on Form 11-K of the Plan into The Shaw Group Inc.’s Registration Statement on Form S-8 (SEC File No. 333-115155).

/s/ Hannis T. Bourgeois, LLP

June 28, 2005
Baton Rouge, Louisiana